EXHIBIT 10.12

                            OSHKOSH TRUCK CORPORATION
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN


   SECTION 1.  ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE OF PLAN

             1.1 Establishment. Oshkosh Truck Corporation, a Wisconsin corporation (the "Company"), hereby establishes the "OSHKOSH TRUCK CORPORATION 1994 LONG-TERM COMPENSATION INCENTIVE PLAN" (the "Plan") for key employees of the Company and its Subsidiaries. The Plan permits the grant of Awards relating to Performance Share Units.

             1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and promote continuity of management by providing a means to attract and retain in the employ of the Company and its Subsidiaries persons possessing outstanding management skills and competence who will contribute substantially to the success of the Company. Such means are incentives to such persons to exert their maximum efforts on behalf of the Company by rewarding them with additional compensation when the Company has achieved significant financial objectives as provided for in the Plan. The Board believes that the Plan will promote continuity of management and increase personal interest in the welfare of the Company by those who are primarily responsible for developing and carrying out the long-range plans of the Company and securing its continued growth and financial success.

             1.3 Effective Date. The Plan shall become effective on March 29, 1994, subject to subsequent approval by the holders of outstanding shares of common stock of the Company entitled to vote thereon at the next annual meeting of the Company's shareholders.

   SECTION 2.  DEFINITIONS; CONSTRUCTION

             2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                  (a) "Act" means the federal Securities Exchange Act of 1934, as amended.

                  (b) "Average Net Assets" means, for any fiscal year of the Company, the result obtained by (i) adding together the Company's Net Assets as of the end of the fiscal year and the Company's Net Assets as of the end of the immediately preceding fiscal year and (ii) dividing such sum by two.

                  (c) "Average Return on Net Assets" means, with respect to any Performance Period, the result obtained by (i) adding together the Return on Assets for each fiscal year in the Performance Period and (ii) dividing such sum by three.

                  (d) "Average Return on Equity" means, with respect to any Performance Period, the result obtained by (i) adding together the Return on Equity for each fiscal year in the Performance Period and (ii) dividing such sum by three; provided, however, that for the Performance Period applicable to Initial Awards, the amount described in clause (i) of this subsection (d) shall be increased by 0.1273.

                  (e) "Award" shall mean an award granted to a Participant under the Plan that shall reflect a Target Award Number for a Performance Period.

                  (f) "Award Agreement" shall mean any written agreement, contract or other instrument or instrument or document evidencing any Award granted under the Plan.

                  (g)  "Board" means the Board of Directors of the Company.

                  (h) A "Change of Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
   Schedule 14A of Regulation 14A promulgated under the Act, as amended; provided that, without limitation, such a change in control shall be deemed to have occurred (i) if any "person", as used in Section 3(a)(9) of the Act, other than the Company or any person who on the effective date hereof is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who are directors at the beginning of the period.

                  (i) "Code" means the Internal Revenue Code of 1986, as amended.

                  (j) "Commission" means the United States Securities and Exchange Commission or any successor agency.

                  (k) "Committee" means the Compensation Committee of the Board, which shall consist of two (2) or more members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 and each of whom qualifies as an "outside director" for purposes of Section 162(m) of the Code.

                  (l) "Company" means Oshkosh Truck Corporation, a Wisconsin corporation.

                  (m) "Disability" shall have the meaning assigned to the terms "Total Disability" or "Totally Disabled" in the Oshkosh Truck Corporation Long-Term Disability Program for Salaried Employees, provided the Participant remains totally disabled for five (5) consecutive months.

                  (n) "Excluded Items" means any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

                  (o) "Fair Market Value" means the average of the last sale prices of the Stock as reported on the Nasdaq National Market on the ten trading days preceding a particular date and the ten trading days following such date.

                  (p) "Final Award Number" means, for an Award, a number of Performance Share Units with respect to a Performance Period calculated in accordance with Section 6.4 or Section 6.6.

                  (q) "Key Employee" means any officer or other key employee of the Company or any Subsidiary who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Subsidiary as determined by the Committee.

                  (r) "Initial Award" shall mean any Award approved by the Committee on March 29, 1994.

                  (s) "Maximum Performance" means, with respect to a Performance Period, the level of performance under the performance measure for the Performance Period fixed by the Committee under Section 6.2 that will entitle a Participant to the maximum payment under an Award in accordance with Section 6.4.

                  (t) "Net Assets" means the Company's total consolidated assets as of the date in question reduced by the Company's consolidated cash and consolidated current liabilities as of such date.

                  (u) "Participant" means any Key Employee designated by the Committee to participate in the Plan.

                  (v) "Performance Period" means, in relation to an Award, any period of three consecutive fiscal years of the Company with respect to which the Award is granted, except that the Performance Period for Initial Awards shall be the period consisting of the Company's 1995 and 1996 fiscal years.

                  (w) "Performance Share Unit" means a unit of measurement for purposes of Section 6.

                  (x) "Retirement" shall have the meaning assigned to such term in the pension plan of the Company.

                  (y) "Return on Net Assets" means, for any fiscal year of the Company, the result obtained by dividing the Company's consolidated net income (or loss) for such fiscal year, excluding Excluded Items, by the Company's Average Net Assets for such fiscal year; where the Company has a consolidated net loss for a fiscal year (excluding Excluded Items), Return on Net Assets shall be a negative number.

                  (z) "Return on Equity" means, for any fiscal year of the Company, the result obtained by dividing the Company's consolidated net income (or loss) for such fiscal year, excluding Excluded Items, by the Company's total consolidated shareholders' equity as of the end of the immediately preceding fiscal year; where the Company has a consolidated net loss for a fiscal year (excluding Excluded Items), Return on Equity shall be a negative number.

                  (aa) "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under the Act or any successor rule or regulation thereto.

                  (ab) "Stock" means the Class B Common Stock of the Company, par value of one cent ($.01) per share.

                  (ac) "Subsidiary" means any present or future subsidiary of the Company, as defined in Section 425(f) of the Code.

                  (aa) "Target Award Number" means, with respect to a Participant, the number of Performance Share Units reflected in an Award.

                  (bb) "Target Performance" means, with respect to a Performance Period, the level of performance under the performance measure for the Performance Period fixed by the Committee under Section 6.2 that will entitle a Participant to the target payment under an Award in accordance with Section 6.4.

                  (cc) "Threshold Performance" means, with respect to a Performance Period, the lowest level of performance under the performance measure for the Performance Period fixed by the Committee under Section
   6.2 that will entitle a Participant to a payment under an Award in accordance with Section 6.4.

             2.2 Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

   SECTION 3.  ELIGIBILITY AND PARTICIPATION

             3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those Key Employees, including any executive officer or employee-director of the Company or of any Subsidiary, who in the opinion of the Committee are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

   SECTION 4.  STOCK AND PERFORMANCE SHARE UNITS SUBJECT TO PLAN

             4.1  Number.

             (a) The total number of shares of Stock subject to issuance under the Plan may not exceed one share of Stock for each Performance Share Unit earned by a Participant under the Plan and paid in Stock in accordance with Section 6.5, subject to adjustment upon occurrence of any of the events indicated in Section 4.3. The Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

             (b) The total number of Performance Share Units earned under the Plan may not exceed five hundred forty thousand (540,000), subject to adjustment upon occurrence of any of the events indicated in Section 4.3.

             (c) The total number of shares of Stock subject to issuance to any one person and the total number of Performance Shares Units earned under the Plan by any one person may not exceed one hundred ninety-five thousand (195,000).

             4.2 Unused Stock; Unexercised Rights. If any Performance Share Units to which any Award relates are forfeited, if an Award otherwise terminates, expires or is canceled prior to delivery of all shares of Stock or of other consideration issuable or payable pursuant to such Award or if the Company's performance for a Performance Period is less than Maximum Performance, then the number of Performance Share Units counted against the number of Performance Share Units available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or deficiency, shall again be available for granting of additional Awards under the Plan.

             4.3 Adjustment in Capitalization. In the event that any change in the outstanding shares of Stock (including an exchange of the Stock for stock or other securities of another corporation) occurs after adoption of the Plan by the Board by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of Performance Share Units subject to each outstanding Award, and the shares of Stock that may be issued in connection with such Award, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In the event of any other change in the Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number of Performance Share Units subject to any outstanding Award, or the shares of Stock that may be issued in connection with such Award, and any such adjustment made by the Committee shall be conclusive.

   SECTION 5.  DURATION OF PLAN

             No Award shall be granted under the Plan after December 31, 1999. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

   SECTION 6.  PERFORMANCE SHARE UNITS

             6.1 Issuance. The Committee is hereby authorized to grant Awards to Participants. The Committee shall have complete discretion in determining the Target Award Number of Performance Share Units subject to an Award for a Participant.

             6.2 Performance Terms. Prior to the first day of the Company's first fiscal year in a Performance Period with respect to which an Award is made (or such later time as may be permitted without adversely affecting the qualification of such Award for the performance-based exception under Section 162(m) of the Code), the Committee shall fix in writing (or otherwise evidence such action in a manner that complies with requirements relating to the performance-based exception under Section 162(m) of the Code) the following:

                  (a) Whether the performance measure applicable to the Award will be Return on Equity or Return on Assets; and

                  (b) The Threshold Performance, the Target Performance and the Maximum Performance under such performance measure for the Performance Period.

             6.3 Vesting. Subject to Section 6.6, an Award to a Participant with respect to a Performance Period shall vest on the last day of the Company's last fiscal year in the Performance Period.

             6.4 Final Award Number. As soon as practicable after the completion of the Performance Period with respect to which an Award has been made, the Committee shall certify in writing (or otherwise evidence such action in a manner that complies with requirements relating to the performance-based exception under Section 162(m) of the Code) the Average Return on Equity or Average Return on Assets of the Company, as the case may be, for the Performance Period. The Committee shall also certify in writing (or otherwise evidence such action in a manner that complies with requirements relating to the performance-based exception under Section 162(m) of the Code) the comparison of such performance with the Threshold Performance, Target Performance and Maximum Performance for the Performance Period. A Final Award Number of Performance Share Units for the Performance Period shall be calculated for each recipient of an Award for such Performance Period by multiplying such Participant's Target Award Number for the Performance Period by a percentage determined in accordance with the following table, subject to the additional conditions and limitations set forth in this Section 6:

             Actual Performance                 Applicable Percentage

        Below Threshold Performance                         0%
        Threshold Performance                              50%
        Target Performance                                100%
        Maximum Performance                               150%
        Above Maximum Performance                         150%

   If the Company's performance falls between Threshold Performance and Target Performance or between Target Performance and Maximum Performance, then the applicable percentage shall be determined by linear interpolation between the applicable points.

             6.5 Payment of Award. As soon as practicable after the determination of a Participant's Final Award Number for an Award, the Company shall pay the Participant the value of the Final Award Number of Performance Share Units. Such payment shall be made, in the sole discretion of the Committee, in cash, Stock or a combination of cash and Stock. Performance Share Units shall be paid in Stock by delivering one share of Stock for each Performance Share Unit and shall be paid in cash by valuing each Performance Share Unit at the Fair Market Value as of the date on which the Company publicly reports its earnings for the last fiscal year of the Company in the Performance Period. Upon such payment, the Company shall have no further obligations in connection with the Award granted with respect to the Performance Period.

             6.6 Termination of Employment. A Participant whose employment with the Company terminates prior to the date an Award to such Participant has vested shall not be entitled to receive any payment hereunder in respect of such unvested Award. Notwithstanding the foregoing sentence:

                  (a) The Committee may, in its sole discretion, provide for the payment, in whole or in part, in respect of such unvested Award if the Participant's employment with the Company terminates by reason of the Participant's death or Disability. Such payment shall be made, in the sole discretion of the Committee, in cash, Stock or a combination of cash and Stock.

                  (b) In the event of a Participant's Retirement on or after the date on which the first one-half of the Performance Period for an Award has elapsed, the Participant shall be entitled to a payment in respect of such Award if the Award would have resulted in a payment to the Participant (i) under Sections 6.4 and 6.5 had the Participant been an employee at the end of the Performance Period or (ii) under Section 6.6(c) had the Participant been an employee at the date of a Change of Control. The amount of the payment shall be the amount determined in accordance with Sections 6.4 and 6.5 or Section 6.6(c), as the case may be, multiplied by a fraction, the numerator of which is the number of months that the Participant was an employee during the Performance Period and the denominator of which is the number of months in the Performance Period (or, in the case of a Change of Control, the number of months in the Performance Period prior to the Change of Control). Such payment shall be made in the form and at the time contemplated by Section 6.5 or Section 6.6(c), as the case may be.

                  (c) If there is a Change of Control during a Performance Period and while a Participant is an employee, then (i) each Award of the Participant not vested shall be deemed vested as of the date of such Change of Control, (ii) the Final Award Number for each such Award shall be deemed equal to the Target Award Number for such Award and (iii) as soon as practicable thereafter, the Company shall pay to such Participant the value of the Final Award Number of Performance Share Units for each such Award, in cash, in an amount per Performance Share Unit equal to the Fair Market Value as of the date of the Change of Control; provided, however, that the foregoing shall not operate to reduce or increase any amounts payable by the Company in respect of Performance Share Units relating to any Performance Period that has ended prior to the occurrence of the Change in Control.

             6.7 No Rights. Unless and until shares of Stock are issued and payments are made to a Participant with respect to an Award, the Participant shall have no interest or rights as a result of such Award in or to any specific assets or property of the Company or any shares of Stock, and the Participant shall have no right to vote any shares of Stock or to dividends paid on Stock as a result of such Award.

             6.8 Other Terms. The Committee may, in its sole discretion, establish additional or different terms and conditions with respect to any Award to any or all Participants. Without limiting the foregoing, the Committee may impose goals based upon growth in earnings per share, Stock price appreciation and/or cash flow in addition to, or in lieu of, a Return on Equity or Return on Assets goals.

   Section 7.     Beneficiary Designation

             7.1 Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the lifetime of the Participant. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the estate of the Participant.

   Section 8.     Rights of Employees

             8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of the Company.

             8.2 Participation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant. The preceding sentence shall not be construed or applied so as to deny an employee any Participation in the Plan solely on the basis that the employee was a Participant in connection with a prior grant of benefits under the Plan.

   Section 9.     Administration; Powers and Duties of the Committee

             9.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

             9.2 Change of Control. If the receipt of any payment by a Participant under the Plan would, taking into account other amounts payable to the Participant, result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

             9.3 Amendment, Modification and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may:

             (a) Increase the amount of Stock which may be issued under the Plan in total or to any individual, except as provided in Section 4.1 and Section 4.3.

             (b) Increase the number of Performance Share Units that may be earned under the Plan in total or by any individual, except as provided in Section 4.1 and Section 4.3.

             (c) Materially increase the cost of the Plan or materially increase the benefits to Participants.

             (d)  Extend the period during which Awards may be granted.

             (e)  Change the class of individuals eligible to receive Awards.

   No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant.

   Section 10.    Tax Withholding

             10.1 Tax Withholding. Whenever shares of Stock are to be issued under the Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to issuance of the certificate for shares of Stock.

   Section 11.    Requirements of Law

             11.1 Requirements of Law. The granting of Awards, and the issuance of shares of Stock pursuant to Awards, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

             11.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.